Exhibit 99.1
















                     SMART STORAGE, INC. AND SUBSIDIARIES

                      Consolidated Financial Statements

                              December 31, 2000

                 (With Independent Auditors' Report Thereon)

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders of
Smart Storage, Inc.:


We have audited the accompanying consolidated balance sheet of Smart Storage, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Smart Storage, Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We also audited the adjustments described in note 12 that were applied to restate the December 31, 1999 accumulated deficit. In our opinion, such adjustments are appropriate and have been properly applied.

/s/ KPMG LLP

April 6, 2001
Boston, Massachusetts

                     SMART STORAGE, INC. AND SUBSIDIARIES

                          Consolidated Balance Sheet
                              December 31, 2000



               ASSETS
Current Assets:
   Cash and cash equivalents                                                       $    638,235
   Accounts receivable, net of allowance for doubtful accounts of $259,000            1,588,125
   Income taxes receivable                                                              145,189
   Prepaid expenses and other current assets                                            173,926
                                                                                   ------------
               Total current assets                                                   2,545,475
                                                                                   ------------
Property and equipment, net                                                             926,641
Notes receivable and advances due from employees                                        156,018
Other assets                                                                            117,259
Developed technology, net of accumulated amortization of $253,611                       576,389
                                                                                   ------------
               Total other assets                                                     1,776,307
                                                                                   ------------
               Total assets                                                        $  4,321,782
                                                                                   ============

        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Current portion of notes payable                                                $    225,000
   Accounts payable                                                                     627,049
   Accrued expenses                                                                     818,395
   Accrued royalties payable                                                            382,568
   Current portion of notes payable to stockholder                                       66,553
   Deferred revenue                                                                   2,562,518
                                                                                   ------------
               Total current liabilities                                              4,682,083
                                                                                   ------------
Note payable, less current portion                                                      225,000
Notes payable to stockholder, less current portion                                       17,873
Deferred revenue                                                                         96,361
                                                                                   ------------
               Total other liabilities                                                  339,234
                                                                                   ------------
               Total liabilities                                                      5,021,317
                                                                                   ------------
Commitments
Stockholders' deficit:
   Common stock, $.0001 par value; 35,000,000 shares authorized;
         27,194,256 shares issues and outstanding                                         2,719
   Additional paid-in capital                                                         2,146,047
   Accumulated other comprehensive loss                                                 (28,258)
   Accumulated deficit                                                               (2,809,776)
                                                                                   ------------
      Stockholders' deficit before note receivable from stockholder                    (689,268)
          Less: note receivable from stockholder                                        (10,267)
                                                                                   ------------
               Total stockholders' deficit                                             (699,535)
                                                                                   ------------
               Total liabilities and stockholders' deficit                         $  4,321,782
                                                                                   ============

See accompanying notes to consolidated financial statements

                     SMART STORAGE, INC. AND SUBSIDIARIES

                     Consolidated Statement of Operations

                         Year ended December 31, 2000

Revenue:
   License                                                       $       6,849,293
   Maintenance                                                           1,692,005
                                                                         ---------
               Total revenue                                             8,541,298

Cost of revenues:
   License                                                                 970,974
   Maintenance                                                             344,847
                                                                         ---------
               Total cost of revenue                                     1,315,821

               Gross profit                                              7,225,477
                                                                         ---------

Operating expenses:
   Sales and marketing                                                   4,718,703
   Research and development                                              3,270,627
   General and administrative                                            1,586,466

               Total operating expenses                                  9,575,796
                                                                         ---------

Loss from operations                                                    (2,350,319)

Other income (expense)
   Interest income                                                          40,875
   Interest expense                                                        (53,117)
   Foreign exchange loss                                                   (84,875)
                                                                        -----------
               Total other expenses                                        (97,117)

Loss before provision for income taxes                                  (2,447,436)

Income tax benefit                                                          35,077
                                                                        -----------

               Net loss                                          $      (2,412,359)
                                                                        ===========

Net loss per share, basic and diluted                            $           (0.09)
                                                                        ===========

Share used in computing net loss per share, basic and diluted           26,334,128


See accompanying notes to consolidated financial statements.

                     SMART STORAGE, INC AND SUBSIDIARIES

          Consolidated Statement of Changes in Stockholders' Deficit

                         Year ended December 31, 2000







                                               COMMON STOCK    ADDITIONAL  NOTES RECEIVABLE                   OTHER
                                               ------------     PAID-IN      FROM COMMON     ACCUMULATED  COMPREHENSIVE
                                            SHARES     AMOUNT   CAPITAL      STOCKHOLDERS      DEFICIT    INCOME (LOSS)    TOTAL
                                            ------     ------   -------      ------------      -------    -------------    -----
Balances at December 31, 1999,
   as previously reported                25,719,750   $ 2,572  1,982,304               -       (281,191)       6,519     1,710,204

Adjustments (note 12)                             -         -         -                -       (116,226)           -      (116,226)
                                         ----------    ------  ---------        --------     -----------     --------     --------


Balances at December 31, 1999,
   as restated                           25,719,750     2,572  1,982,304               -       (397,417)       6,519     1,593,978

Net loss                                                                                     (2,412,359)                (2,412,359)
Foreign currency translation adjustment                                                                      (34,777)      (34,777)
                                                                                                                        ----------

      Comprehensive loss                                                                                                (2,447,136)

Exercise of stock options for cash
   and note receivable                    1,474,506       147    163,743        (10,267)              -            -       153,623
                                         ----------    ------  ---------        --------     -----------     --------     --------

Balances at December 31, 2000            27,194,256   $ 2,719  2,146,047        (10,267)     (2,809,776)     (28,258)     (699,535)
                                         ==========    ======  =========        ========     ===========     ========     =========


See accompanying notes to consolidated financial statements.

                     SMART STORAGE, INC. AND SUBSIDIARIES

                     Consolidated Statement of Cash Flows

                         Year ended December 31, 2000

Cash flows from operating activities:
   Net loss                                                                            $    (2,412,359)
   Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization                                                             487,202
     Provision for bad debt                                                                    117,743
     Changes in assets and liabilities net of acquisition of technology and assets:
        Accounts receivable                                                                   (232,433)
        Income taxes receivable                                                               (145,189)
        Prepaid expenses and other current assets                                              (67,619)
        Accounts payable                                                                       173,328
        Accrued expenses                                                                       120,625
        Accrued royalties payable                                                              382,568
        Deferred revenue                                                                     1,720,753
                                                                                       ---------------

               Net cash provided by operating activities                                       144,619
                                                                                       ---------------

Cash flows from investing activities:
   Acquisition of technology and assets                                                       (500,000)
   Purchases of property and equipment                                                        (741,446)
                                                                                       ---------------

               Net cash used in investing activities                                        (1,241,446)
                                                                                       ---------------

Cash flows from financing activities:
   Proceeds from issuance of stock options                                                     153,623
   Notes receivable and amounts due from employees, net of repayment of $21,900               (115,685)
   Repayment of note payable to bank                                                           (10,000)
   Repayment of note payable to stockholder                                                    (60,245)
                                                                                       ---------------

               Net cash used in financing activities                                           (32,307)
                                                                                       ---------------

Effect of exchange rates on cash                                                               (34,777)
Net decrease in cash and cash equivalents                                                   (1,163,911)
                                                                                       ---------------
Cash and cash equivalents, beginning of year                                                 1,802,146
                                                                                       ---------------
Cash and cash equivalents, end of year                                                 $       638,235
                                                                                       ===============
Supplemental disclosures of cash flows information:
    Cash paid for interest                                                             $        16,013
                                                                                       ===============
    Cash paid for taxes                                                                $       154,540
                                                                                       ===============
Supplemental disclosures of non-cash investing and financing activities:
   Issuance of note payable in acquisition                                             $       450,000
                                                                                       ===============
   Exercise of stock options with note receivable                                      $        10,267
                                                                                       ===============

   See accompanying notes to consolidated financial statements.

                     SMART STORAGE, INC. AND SUBSIDIARIES
                  Notes to Consolidated Financial Statements
                              December 31, 2000

(1)   NATURE OF BUSINESS

      Smart Storage, Inc. ("Smart Storage" or "the Company") was organized in 1992 as a corporation under the laws of Massachusetts. In July 2000, the Company effectively re-incorporated in the state of Delaware at which time each share of common stock was converted into three shares of the Delaware Company. All share information has been retroactively restated for the conversions.

      Smart Storage is a leading provider of near-line storage. Smart Storage's SmartStor Archive and SmartStor Jukeman software, available for all types of CD, DVD and MO storage devices, are ideal for network storage and retrieval applications such as documented imaging, medical imaging, digital asset management, CAD, and generalized data storage. Smart Storage also offers API toolkits for seamless integration of its SmartStor products with storage-intensive applications.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)  BASIS OF PRESENTATION

           The consolidated financial statements include the accounts of Smart Storage, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

      (b)  SOFTWARE REVENUE RECOGNITION

           Revenue is generated from licensing software to distributors, original equipment manufacturers, independent software vendors and others, and from providing maintenance and support.

           Revenue is recognized in accordance with the provisions of Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9. Software license revenue is recognized when evidence of the arrangement is obtained (typically a purchase order), the product is delivered, the fee is fixed and determinable, and collectibility of the fee is considered probable. Revenue is recorded net of provisions for estimated returns and allowances.

           Maintenance revenue is recognized ratably over the contract term, typically twelve to twenty-four months. For certain arrangements, costs associated with insignificant maintenance commitments are accrued upon recognition of the related license revenue. Payments received in advance of providing services and fees for software arrangements for which there are undelivered elements other than maintenance are recorded as deferred revenue.

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

      (c)  SOFTWARE DEVELOPMENT COSTS

           Software development costs are accounted for in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Under this standard, capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. To date, the period between achieving technological feasibility and the general availability of such software has been short; therefore, there have been no software development costs qualifying for capitalization. Accordingly, the Company has charged all such costs to research and development expense, which are expensed as incurred.

      (d)  PROPERTY AND EQUIPMENT

           The Company's property and equipment are recorded at cost. Upon the sale or retirement of property or equipment, the accounts are relieved of the cost and the related accumulated depreciation with any resulting profit or loss include in income. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements the amortized over the shorter of the lease term of the related lease or the useful life of the asset. Maintenance and repairs are charged to expense as incurred.

      (e)  DEVELOPED TECHNOLOGY

           Acquired developed technology is being amortized over a 3-year period using the straight-line method and is recorded as a component of cost of license revenue (see note 4).

      (f)  ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

           The Company's policy is to review its long-lived assets, including developed technology, for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company recognizes an impairment loss when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. The measurement of the impairment losses to be recognized is based upon the difference between the fair value and the carrying amount of the assets. The Company did not recognize any impairment losses in 2000.

      (g)  FOREIGN CURRENCY TRANSLATION

           The financial statements of the Company's wholly-owned German and Indian subsidiaries are measured using the U.S. dollar as the functional currency. All gains and losses are included in determining net income (loss) for the period in which exchange rates change. The financial statements of the Company's wholly-owned Japanese subsidiary are measured using the Japanese Yen as the functional currency. The Japanese subsidiary's translation gains and losses are included in other comprehensive income.

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

      (h)  CASH AND CASH EQUIVALENTS

           The Company considers all highly liquid investments with a maturity of three months or less when purchased to be "cash equivalents." At December 31, 2000, the Company has $373,420 in one account at a bank, which is insured up to a maximum of $100,000 by a government agency, and $185,726 in various foreign bank accounts.

      (i)  INCOME TAXES

           Income taxes are accounted for under the asset and liability method. Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not some or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (j)  NET INCOME (LOSS) PER SHARE

           The Company computes net income (loss) per common share in accordance with SFAS No. 128, "Earnings Per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic net income (loss) per common share is computed by dividing the net income (loss) for the period by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per share on a diluted basis is computed by dividing the net income (loss) or pro forma net income (loss) for the period by the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

           Stock options outstanding were not included in the net income
           (loss) per common share on a diluted basis as such amounts would be anti-dilutive.

      (k)  USE OF ESTIMATES

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (l)  ADVERTISING

           Advertising costs are charged to operations when incurred. Advertising costs for the year ended December 31, 2000 were $65,725.

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

      (m)  STOCK-BASED COMPENSATION PLANS

           The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") established accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS 123.

      (n)  SEGMENT REPORTING

           The Company has adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 requires the use of the "management approach" in disclosing segment information, based largely on how senior management generally analyzes the business operations. The Company currently operates in only one segment, and as such, no additional disclosures are required.

      (o)  RECENT ACCOUNTING PRONOUNCEMENTS

           In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 provides the staff's views in applying generally accepted accounting principles to select revenue recognition issues. The Company has adopted the provisions of SAB 101 for the year ended December 31, 2000. The adoption of the provisions of SAB 101 did not have a material impact on the Company's financial statements.

           In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS 133 requires the recognition of all derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. SFAS 133 was amended by SFAS 138 in June 2000. The provisions are required to be adopted on January 1, 2001. The Company does not anticipate that the adoption of SFAS 133 and 138 will have a material impact on our financial position or our results of operations.

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

(3)   PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following at December 31, 2000:

         Property and equipment:
            Computer equipment                            $        894,039
            Furniture                                              152,071
            Computer software                                      137,870
            Office equipment                                       144,426
                                                                    44,733
                                                               -------------
                 Total property and equipment                    1,373,139

         Less accumulated depreciation and amortization            446,498
                                                               -------------

         Property and equipment, net                      $        926,641
                                                               =============

      For the year ended December 31, 2000, depreciation and amortization expense was $233,591.

(4)   ACQUISITION

      On January 31, 2000, the Company acquired certain assets related to the optical storage business in exchange for $500,000 in cash, $450,000 in seller notes payable, and royalties payable based on future sales of related products over the next three years. The notes payable are due in two equal installments of $225,000 on January 31, 2001 and 2002, and bear interest at 9% per annum.

      The acquisition was accounted for using the purchase method, and, accordingly, activity related to this business has been included in the Company's financial statements beginning February 1, 2000. The purchase price of $950,000 was allocated to the fair value of assets acquired, including property and equipment ($120,000) and developed technology ($830,000). Developed technology is being amortized ratably over three years as a component of cost of license revenue. Pro forma results of operations for 2000 do not differ substantially from reported amount due to the timing of the acquisition.

(5)   INCOME TAXES

      The benefit for income taxes for the year ended December 31, 2000 consists of the following:

             Current:
               Federal                                     $      (61,152)
               Foreign                                             24,819
               State and local                                      1,256
                                                               ------------

                                                           $      (35,077)
                                                               ============

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

      Total income tax benefit differs from the expected tax benefit (computed by multiplying the United States federal statutory rate of 34% for tax year 2000 by net loss before taxes) as a result of the following:

                                                                      DECEMBER 31,
                                                                          2000
                                                                     -------------
             Computed "expected" tax benefit                      $    (828,728)
             State tax, net of federal benefit                         (132,569)
             Increase in valuation allowance                          1,209,931
             Research and development tax credits                      (111,464)
             Foreign tax rate differential                               10,266
             Benefit of NOL carryback                                   (50,000)
             Prior period adjustments and other                        (132,513)
                                                                     -------------

                                                                  $     (35,077)
                                                                     =============

      The tax effects of the temporary differences that give rise to significant portions of the deferred tax asset as of December 31, 2000 are presented below:

                                                                      DECEMBER 31,
                                                                          2000
                                                                     --------------
             Bad debt reserve                                     $       74,168
             Allowance for returns                                        29,428
             Accrued expenses                                             79,332
             Fixed assets and intangibles                                 23,436
             Tax credit carryforwards                                    499,336
             Foreign net operating loss                                   92,161
             Net operating loss - US                                     963,949
                                                                     --------------
                     Total                                             1,761,810

             Valuation allowance                                      (1,761,810)
                                                                     --------------

                     Net deferred tax asset                       $           --
                                                                     ==============

      A full valuation allowance has been established against the deferred tax asset at December 31, 2000. The valuation allowance at December 31, 2000 is a result of the uncertainty regarding the ultimate realization of the tax benefits related to the deferred tax assets. The net change in the valuation allowance for the year ending December 31, 2000 was in increase of $1,209,931.

      As of December 31, 2000, the Company has research and development, and other tax credit carryforwards of approximately $410,593 and $88,743, respectively. The net operating loss carryforward of $2,410,000 expires commencing in 2020. The utilization of the net

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

      operating losses may be limited pursuant to Internal Revenue Code
      Section 382 as a result of prior and future ownership changes.

      United States taxes have not been provided on the earnings of foreign subsidiaries since the subsidiaries' earnings are considered permanently reinvested outside the United States.

(6)   FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and notes payable approximate the fair values due to the short-term nature of these instruments.

(7)   RELATED PARTY TRANSACTIONS

      The Company entered into a note payable to a stockholder for $144,671, bearing 10% interest. The note is payable in installments of principal and interest commencing on January 1, 2000. The entire principal balance is due on April 1, 2002. As of December 31, 2000, $84,426 of the note payable is outstanding.

      The Company has notes receivable from officers of $93,499 including $10,267 received by the Company from one officer in exchange for the exercise price of stock options. The notes receivable are payable over four years and bear 6.5% interest. The Company also has had accounts receivable from employees, including an interest-free loan to an officer of its Germany subsidiary. The unpaid portion of the accounts receivable from employees of $72,786 as of December 31, 2000 are payable upon demand by the Company.

(8)   LINES OF CREDIT

      The Company has a $500,000 working capital revolving line of credit agreement with a bank at December 31, 2000, subject to borrowing base limitations and as amended during 2000. In the event of a qualifying equity offering by the Company, amounts available under the working capital line of credit increase to $1,000,000. In addition, an equipment line of credit becomes available up to $2,000,000. Bank advances on the working capital and equipment lines of credit are payable upon demand and carry interest rates at the bank's base rate plus 1.0% and .75%, respectively. The effective rates for these lines were 10.5% and 10.25%, respectively, at December 31, 2000. A nonrefundable facility fee of one-half of one percent of the revolving credit commitment, as defined, is payable quarterly in arrears. There are no amounts outstanding on the lines of credit at December 31, 2000.

      At December 31, 2000, the Company was not in compliance with certain financial covenants and had not obtained waivers from the bank (see note
      14).

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

(9)   COMMITMENTS

      The Company leases office space at its main facility under an operating lease expiring August 31, 2001 and certain equipment under operating leases through 2003. In addition to the fixed lease payments, the Company is required to pay, promptly when due, all costs, expenses, fees, charges and tax incurred in connection with the use and operation of the property. The Company also leases office space in Cologne and Munich (Germany), Tokyo (Japan), and Mumbai (India).

      Future minimum lease payments under all noncancelable operating leases at December 31, 2000 are as follows:

                  2001                  $       518,188
                  2002                          222,629
                  2003                           30,296
                                           ---------------

                                        $       771,113
                                           ===============

      Rent expense under these operating leases was $378,937 for the year ended December 31, 2000.

      The Company has commitments under a license agreement, executed in 1999, to pay minimum royalties of $350,000 in 2001 and $75,000 in 2002. $350,000 related to this agreement is recorded in accrued royalties payable at December 31, 2000. The Company is also obligated to pay future royalties on products utilizing technology acquired during 2000 (see note 4). Under this agreement, the Company must pay between ten and twenty percent of future related revenues, subject to certain limitations through 2002.

(10)  STOCK OPTION PLAN

      Under the 1994 Stock Option Plan, the Board of Directors may grant stock options for up 7,500,000 shares to employees, officers and consultants of the Company and its related entities, if any. Vesting periods are typically four years and maximum option terms are ten years.







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                                      13

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

      The following table summarizes stock option activity:

                                                     YEAR ENDED DECEMBER 31, 2000
                                                  -----------------------------------
                                                                         WEIGHTED
                                                                          AVERAGE
                                                    NUMBER OF            EXERCISE
                                                      SHARES              PRICE
                                                  ---------------   ----------------
       Outstanding, at beginning of year             4,575,498    $        .13
       Granted                                       1,090,000             .66
       Forfeited                                       (60,000)            .46
       Exercised                                    (1,474,506)            .11
                                                  ---------------   ----------------

       Outstanding                                   4,130,992    $        .27
                                                  ===============   ================

       Options exercisable                           2,642,092    $        .07
                                                  ===============   ================

       Weighted average fair value of
         options granted during the period                        $        .23
                                                                    ================
       Options available for future grants           3,369,008
                                                  ===============

      The following table summarized information about stock options outstanding at December 31, 2000:

                                                     YEAR ENDED DECEMBER 31, 2000
                                                  -----------------------------------
                                                                        WEIGHTED
                                                      NUMBER             AVERAGE
                                                   OUTSTANDING          REMAINING
               RANGE OF                            AT DECEMBER         CONTRACTUAL
            EXERCISE PRICE                           31, 2000             LIFE
        -----------------------                   ---------------    ----------------
          $0.01 to $0.40                             2,303,574              1.8
          $0.41 to $0.67                             1,827,418              8.6
                                                  ---------------

                                                     4,130,992              4.8
                                                  ===============    ================

      The Company applies the disclosure provisions of SFAS 123. As required by SFAS 123, the Company has determined the pro forma information as if the Company had accounted for stock options granted in 2000 under the minimum value method of SFAS 123 using the following assumptions: risk-free interest rate of 6.5%, zero volatility and dividend rate, and a weighted-average expected life of the options of 6.5 years. The pro forma effect of these options on net loss is a charge of approximately $104,000 in 2000. The pro forma impact is not necessarily indicative of the effects on reported net income of future years. SFAS 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.

                     SMART STORAGE, INC. AND SUBSIDIARIES
            Notes to Consolidated Financial Statements (Continued)
                              December 31, 2000

(11)  GEOGRAPHIC INFORMATION

      The following table summarizes the geographic distribution of the Company's revenue for the year ended December 31, 2000:

                United States                    $    5,311,668
                Europe                                1,839,714
                Asia                                  1,389,916
                                                     ------------

                                                 $    8,541,298
                                                     ============

(12)  RESTATEMENT

      During 2000, the Company identified certain errors associated with the recording of revenue transactions entered into during 1999. These errors primarily related to the failure to defer maintenance revenue for services provided to its European customers, and the inadvertent amortization of deferred revenue associated with certain two-year agreements over a one-year period. Revenue was also inadvertently deferred on a transaction for which all revenue recognition criteria had been met at December 31, 1999. The impact of these errors would have reduced 1999 revenue by $176,095 and income tax expense by $59,869. The beginning accumulated deficit has been increased by $116,226 in the 2000 consolidated financial statements.

(13)  SUBSEQUENT EVENTS

      The Company did not make its January 31, 2001 scheduled payment of $225,000 due on the seller's note payable discussed in note 4. The Company is currently negotiating new payment terms with the seller.

      In March 2001, the Company borrowed $400,000 under its working capital line of credit. All amounts outstanding under this facility were repaid by April 2001.

      On March 29, 2001, the Company was acquired by OTG Software ("OTG"), a public software company, in exchange for approximately 3.55 million common OTG shares. The acquisition was accounted for using the pooling-of-interests method of accounting. As such, the historical consolidated financial statements of the Company will be combined with those of OTG for all historical periods.

      The acquisition triggered an acceleration provision under an existing license agreement with a third party software vendor (see note 9). Pursuant to the acceleration provision, the full amount due under the contract becomes payable by the Company upon a change in control. In addition to the royalties already recorded in accrued royalties payable as of December 31, 2000, the Company is obligated to pay $425,000, the remaining minimum royalties due under the contract.




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